As filed with the Securities and Exchange Commission on April 9, 1997.

--------------------------------------------------------------------------------

                     REGISTRATION STATEMENT NO. 333-19097
   *************************************************************************
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8
                                      TO
                                   FORM S-4*
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933


             Delaware                               37-0903482
             --------                               ----------
   (State or other jurisdiction                  (I.R.S. Employer
 of incorporation or organization)               Identification No.)

  1250 East Diehl Road, Suite 208
      Naperville, Illinois                             60563
      --------------------                             -----
     (Address of Principal                           (Zip Code)
      Executive Offices)

           GranCare, Inc. Amended and Restated Stock Incentive Plan, GranCare, Inc. Amended and Restated 1994 Stock Option/Stock Issuance Plan,
             GranCare, Inc. Outside Directors Stock Incentive Plan
             -----------------------------------------------------
                          (Full title of the plans)**

                          Robert W. Horner, III, Esq.
                                   Secretary
                         One Ravinia Drive, Suite 1240
                            Atlanta, Georgia 30346
                            ----------------------
                    (Name and address of agent for service)

                                (770) 677-7915
                                --------------
         (Telephone number, including area code, of agent for service)

________________________

* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement (the "Post-Effective Amendment") pursuant to the provisions of Rule 401(e) promulgated pursuant to the Securities Act of 1933, as amended, and the procedure described herein. This Post-Effective Amendment pertains to the issuance of up to 176,773 shares of the common stock, $.01 par value per share, of Vitalink Pharmacy Services, Inc. ("Vitalink") issuable upon the exercise of stock options granted under each of the plans listed on the cover of this Post-Effective Amendment. See "INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS."

** Each such Plan assumed by Vitalink Pharmacy Services, Inc. at the time of the effectiveness of the merger of GranCare, Inc. into Vitalink Pharmacy Services, Inc. pursuant to an Amended and Restated Agreement and Plan of Merger dated as of September 3, 1996.

             INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS


     Vitalink Pharmacy Services, Inc. ("Vitalink") hereby amends its Registration Statement on Form S-4 (No. 333-19097) (the "Form S-4"), by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") pertaining to up to 176,773 shares of the common stock, $.01 par value per share, of Vitalink ("Vitalink Common Stock") issuable upon the exercise of stock options granted under the GranCare, Inc. Amended and Restated Stock Incentive Plan, the GranCare, Inc. Amended and Restated Stock Option/Stock Issuance Plan, and the GranCare, Inc. Outside Directors Stock Incentive Program(together, the "Plans").

     Vitalink and GranCare, Inc. ("GranCare") entered into an Amended and Restated Agreement and Plan of Merger dated as of September 3, 1996 (the "Merger Agreement") pursuant to which GranCare was merged (the "Merger") into Vitalink with Vitalink as the surviving corporation. In the Merger, each outstanding share of common stock, without par value, of GranCare ("GranCare Common Stock") was converted into 0.478 of a share of Vitalink Common Stock. Upon the consummation of the Merger, Vitalink assumed the Plans. As a result, upon excise of options previously granted under the Plans the holder thereof will be entitled to receive shares of Vitalink Common Stock in lieu of shares of GranCare Common Stock on the basis provided in the Prospectus constituting a part of this Post-Effective Amendment.

     The designation of the Post-Effective Amendment as Registration No. 333-19097 denotes that the Post-Effective Amendment relates only to the shares of Vitalink Common Stock issuable upon exercise of stock options under the Plans and that this is the first Post-Effective Amendment to the Form S-4 filed with respect to such shares.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Except as set forth below with respect to Items 4, 6, 7, 8 and 9 of Form S-8, the contents of Registrant's Annual Report and Form 10-K/A (File No. 1-0-19820) for fiscal year ended May 31, 1996 containing audited financial statements for the fiscal year ended May 31, 1996, Forms 10-Q (File No. 1-0-19820) for the fiscal quarters ended August 31, 1996 and November 30, 1996, the Registrant's Current Report on Form 8-K (File No. 1-0-19820) dated February 12, 1997, the Registration Statement on Form S-4 (Registration No. 333-19097) containing the Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, and the description of the Registrant's common stock appearing in the Registrant's Registration Statement on Form 8-A (Registration No. 001-12729) filed pursuant to Section 12(b) of the Exchange Act of 1934 on February 10, 1997 are incorporated by reference into this Registration Statement.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
------    -------------------------

     Not applicable.

Item 6.   Indemnification of Officers and Directors.
------    -----------------------------------------

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations such as the Registrant are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article VII of the Registrant's By-Laws entitles officers, directors and controlling persons of the Registrant to indemnification to the full extent permitted by Section 145 of DGCL, as the same may be supplemented or amended from time to time.

     Article VII of the Bylaws of Vitalink provides:

                               INDEMNIFICATION OF
                   OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

     Section 1.  Action, Other Than by or in the Right of the Corporation.  The
                 --------------------------------------------------------
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or trustee of the Corporation, or that, being or having been such a director, officer, employee or trustee, he is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an "Agent"), against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, or any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding -- whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent -- shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     Section 2.  Action, by or in the Right of the Corporation.  The Corporation
                 ---------------------------------------------
shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that he is or was an Agent (as defined above) against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense, settlement or appeal of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of the duty of the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper.

     Section 3.  Determination of Right of Indemnification.  Any indemnification
                 -----------------------------------------
under Section 1 or 2 (unless ordered by a court) shall be made by the Corporation unless a determination is reasonably and promptly made (i) by the Board by a majority vote or a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

     Section 4.  Indemnification Against Expenses of Successful Party.
                 ----------------------------------------------------
Notwithstanding the other provisions of this Article, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter, such Agent shall be indemnified against all expenses incurred in connection therewith.

     Section 5.  Advances of Expenses.  Except as limited by Section 6 of this
                 --------------------
Article, expenses incurred in any action, suit, proceeding or investigation or any appeal therein shall be paid by the Corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by in dependent legal counsel in a written opinion, that, based upon the facts known to the Board or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board or independent legal counsel reasonably determines that such person deliberately breached his duty to the Corporation or its shareholders.

     Section 6.  Right of Agent to Indemnification Upon Application; Procedure
                 -------------------------------------------------------------
Upon Application.  Any indemnification under Sections 1, 2, and 4, or advance
----------------
under Section 5 of this Article, shall be made promptly, and in any event within ninety days, upon the written request of the Agent, unless with respect to applications under Sections 1, 2, and 5, a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors that such Agent acted in a manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Agent. In the event no quorum of disinterested directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Article shall be enforceable by the Agent in any court of competent jurisdiction, if the Board or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety days. The Agent's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     Section 7.  Contribution.  In order to provide for just and equitable
                 ------------
contribution in circumstances in which the indemnification provided for in this
Article is held by a court of competent jurisdiction to be unavailable to an indemnitee in whole or in part, the Corporation shall, in such an event, after taking into account, among other things, contributions by other directors and officers of the Corporation pursuant to indemnification agreements or otherwise, and in the absence of personal enrichment, acts of intentional fraud or dishonesty or criminal conduct on the part of the agent, contribute to the payment of Agent's losses to the extent that, after other contributions are taken into account, such losses exceed: (i) in the case of a director of the Corporation or any of its subsidiaries who is not an officer of the Corporation or any of such subsidiaries, the amount of fees paid to him for serving as a director during the 12 months preceding the commencement of the suit, proceeding or investigation; or (ii) in the case of a director of the Corporation or any of its subsidiaries who is also an officer of the Corporation or any of such subsidiaries, the amount set forth in clause (i) plus 5% of the aggregate cash compensation paid to said director for service in such office(s) during the 12 months preceding the commencement of the suit, proceeding or investigation; or
(iii) in the case of an officer of the Corporation or any of the subsidiaries, 5% of the aggregate cash compensation paid to such officer for service in such office(s) during the 12 months preceding the commencement of such suit, proceeding or investigation.

     Section 8.   Other Rights and Remedies.  The indemnification provided by
                  -------------------------
this Article shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while these bylaws and other relevant provisions of the general corporation law and other modification thereof shall not affect any rights or obligations then existing.

     Section 9.  Insurance.  Upon resolution passed by the Board, the
                 ---------
Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

     Section 10.  Constituent Corporations.  For the purposes of this Article,
                  ------------------------
references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employees, or trustee of such a constituent corporation or who, being or having been such a director, officer employee or trustee, is or was serving at the request of such constituent corporation as a director, officer, employee, trustee of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

     Section 11.  Other Enterprises, Fines, and Serving at Corporation's
                  ------------------------------------------------------
Request. For purposes of this Article, references to "other enterprises" in Sections 1 and 7 shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service by Agent as director, officer, employee, trustee or agent of the Corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     Section 12.  Savings Clause.  If this Article or any portion hereof shall
                  --------------
be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgements, fines and amounts paid in settlement with respect to any action, suit, appeal, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

     The Registrant has entered into separate indemnification agreements with directors and officers of the Registrant, pursuant to which the Registrant will indemnify such directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.   Exemptions from Registration Claimed.
          ------------------------------------

     None.

Item 8.   Exhibits.
          --------

 4.1 Agreement and Plan of Merger, dated as of September 3, 1996 (as amended), between the Registrant and GranCare, Inc. (filed as Annex B to the Proxy Statement/Prospectus contained in the Registrant's Registration Statement on Form S-4 (Reg. No. 333-19097) and incorporated herein by reference).

 4.2      Restated Certificate of Incorporation of the Registrant (filed as
          Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-43261) and incorporated herein by reference).

+4.3      Amended and Restated Bylaws of the Registrant.

 4.4 Form of Certificate for the Registrant's Common Stock, par value $.01 per share (filed as Exhibit 4.1 of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-43261) and incorporated herein by reference).

+5 Opinion of Robert W. Horner III, Esq. regarding legality of shares to be offered.

 10.1 GranCare, Inc. Outside Directors Stock Incentive Program (incorporated by reference to the Annual Report on Form 10-K (File No. 1-1-19571) of GranCare, Inc. for the year ended December 31, 1995).

 10.2 GranCare, Inc. Amended and Restated Stock Incentive Plan (incorporated by reference to the Registration Statement on Form S-8 of GranCare, Inc. (Reg. No. 33-47843) filed on May 13, 1992).

 10.3 GranCare, Inc. Amended and Restated 1994 Stock Option/Stock Issuance Plan (incorporated by reference to the Annual Report on Form 10-K (File No. 1-1-19571) of GranCare, Inc. for the year ended December 31,
          1995).

+23.1     Consent of Arthur Andersen LLP.

+23.2     Consent of Ernst & Young LLP.

 23.3     Consent of Robert W. Horner, III, Esq. (included in Exhibit 5).

+24.1     Power of Attorney of Stewart Bainum, Jr.

+24.2     Power of Attorney of Gene E. Burleson.

+24.3     Power of Attorney of Joseph R. Buckley.

+24.4     Power of Attorney of Joel S. Kanter.

+24.5     Power of Attorney of James A. MacCutcheon.

+24.6     Power of Attorney of Robert L. Parker.

+24.7     Power of Attorney of James H. Rempe.

+24.8     Power of Attorney of Gary U. Rolle.

+24.9     Power of Attorney of Scott T. Macomber.

______________________
+  Filed herewith.

Item 9.   Undertaking.
          -----------

     (a)  Rule 415 Offering.
          -----------------

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings incorporating subsequent Exchange Act documents by reference.
         --------------------------------------------------------------------

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the

Securities Act of 1984) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Request for acceleration of effectiveness or filing of registration
          -------------------------------------------------------------------
          statement on Form S-8.
          ---------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, the Registrant certifies that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on this 9th day of April, 1997.


                                    Vitalink Pharmacy Services, Inc.



                                    By:  /s/ Robert W. Horner, III
                                         -------------------------
                                         Robert W. Horner, III
                                         Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                  Title                            Date
---------                  -----                            ----

          *                Chairman of the Board of         April 9, 1997
-----------------------
Stewart Bainum, Jr.        Director


          *                Chief Executive Officer          April 9, 1997
-----------------------
Gene E. Burleson           and Director


          *                President and Chief              April 9, 1997
-----------------------
Donna L. DeNardo           Operating Officer


          *                Vice President, Finance &        April 9, 1997
-----------------------
Scott T. Macomber          Treasurer (Chief Financial
                           Officer and Chief Accounting
                           Officer)

        *                    Director                 April 9, 1997
-------------------------
Joseph R. Buckley


        *                    Director                 April 9, 1997
-------------------------
Joel S. Kanter


        *                    Director                 April 9, 1997
-------------------------
James A. MacCutcheon


        *                    Director                 April 9, 1997
-------------------------
Robert L. Parker


        *                    Director                 April 9, 1997
-------------------------
James H. Rempe


        *                    Director                 April 9, 1997
--------------------------
Gary U. Rolle


*By: /s/ Robert W. Horner, III
     -------------------------
     Robert W. Horner, III
     Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit                                                                         Page
Number      Description                                                         Number
------      -----------                                                         ------
 4.1        Agreement and Plan of Merger, dated as of September 3, 1996 (as amended), between the Registrant and GranCare, Inc. (filed as Annex
            B to the Proxy Statement/Prospectus contained in the Registrant's
            Registration Statement on Form S-4 (Reg. No. 333-19097) and
            incorporated herein by reference).

 4.2        Restated Certificate of Incorporation of the Registrant (filed as
            Exhibit 3.1 to the Registrant's Registration Statement on Form S-1
            (Reg. No. 333-43261) and incorporated herein by reference).

+4.3        Amended and Restated Bylaws of the Registrant.

 4.4        Form of Certificate for the Registrant's Common Stock, par value
            $.01 per share (filed as Exhibit 4.1 of the Registrant's
            Registration Statement on Form S-1 (Reg. No. 333-43261) and incorporated herein by reference).

+5 Opinion of Robert W. Horner III, Esq. regarding legality of shares to be offered.

 10.1       GranCare, Inc. Outside Directors Stock Incentive Program
            (incorporated by reference to the Annual Report on Form 10-K (File
            No. 1-1-19571) of GranCare, Inc. for the year ended December 31,
            1995).

 10.2       GranCare, Inc. Amended and Restated Stock Incentive Plan
            (incorporated by reference to the Registration Statement on Form S-8 of GranCare, Inc. (Reg. No. 33-47843) filed on May 13, 1992).

 10.3       GranCare, Inc. Amended and Restated 1994 Stock Option/Stock Issuance
            Plan (incorporated by reference to the Annual Report on Form 10-K
            (File No. 1-1-19571) of GranCare, Inc. for the year ended December
            31, 1995).

+23.1       Consent of Arthur Andersen LLP.

+23.2       Consent of Ernst & Young LLP.

 23.3       Consent of Robert W. Horner, III, Esq. (included in Exhibit 5).

+24.1       Power of Attorney of Stewart Bainum, Jr.

+24.2       Power of Attorney of Gene E. Burleson.

+24.3       Power of Attorney of Joseph R. Buckley.

+24.4       Power of Attorney of Joel S. Kanter.

+24.5       Power of Attorney of James A. MacCutcheon.

+24.6       Power of Attorney of Robert L. Parker.

+24.7       Power of Attorney of James H. Rempe.

+24.8       Power of Attorney of Gary U. Rolle.

+24.9       Power of Attorney of Scott T. Macomber.

______________________
+   Filed herewith.